Exhibit 99.1

Nine Energy Service Announces Second Quarter 2020 Results

•	As of June 30, 2020, cash and cash equivalents of $88.7 million

•	Revenue, net loss and adjusted EBITDAA of $52.7 million, $(24.2) million and $(11.0) million, respectively, for the second quarter of 2020

•	Second quarter basic EPS of $(0.81)

HOUSTON, August 6, 2020 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported second quarter 2020 revenues of $52.7 million, net loss of $(24.2) million and adjusted EBITDA of $(11.0) million. For the second quarter 2020, adjusted net lossB was $(33.7) million, or $(1.13) adjusted basic earnings per shareC.

“In response to the extreme reduction in demand related to the COVID-19 pandemic, North American operators significantly cut capex, either reducing or completely suspending activity during the quarter,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “These reductions were most evident in the Permian Basin where total completions have declined by approximately 77% in June from the 2020 high in February. Activity reductions affected revenue and profitability across service lines, but with what we know today, we believe that we are at or near the trough from an activity perspective.”

“The preservation of cash and debt service remains our top priority. Because of our high variable cost and the asset-light make-up of Nine, we were able to quickly implement cost-cutting measures and will continue to adapt as the market dictates. Our focus on working capital management has resulted in a strong cash balance of $88.7 million as of June 30, 2020, as well as an undrawn revolver.”

“Our team continues to gain ground with the commercialization of our dissolvable plugs, receiving incremental trials with new customers and expanding market share with current customers despite the extremely difficult environment. The tool continues to perform very well, allowing us to maintain some momentum into this downturn. While the near-term outlook is very challenging, we believe that our technological innovations position us to thrive when activity recovers.”

Operating Results

During the second quarter of 2020, the Company reported revenues of $52.7 million with adjusted gross lossD of $(4.0) million. During the second quarter, the Company generated ROICE of (27)%.

During the second quarter of 2020, the Company reported selling, general and administrative (“SG&A”) expense of $11.3 million, compared to $16.4 million for the first quarter of 2020. Depreciation and amortization expense (“D&A”) in the second quarter of 2020 was $12.6 million, compared to $12.7 million for the first quarter of 2020.

The Company recognized an income tax benefit of approximately $0.2 million in the second quarter of 2020 and an overall income tax benefit year-to-date of approximately $2.3 million, resulting in an effective tax rate of 0.7% against year-to-date results. The Company’s year-to-date income tax benefit is primarily a result of the discrete tax benefit recorded in the first quarter of 2020 related to the Coronavirus Aid, Relief, and Economic Security Act as well as the release of a portion of our valuation allowance due to goodwill impairment which was also recorded in the first quarter of 2020.

Liquidity and Capital Expenditures

During the second quarter of 2020, the Company reported net cash provided by operating activities of $1.6 million, compared to $0.7 million for the first quarter of 2020. Capital expenditures totaled $3.6 million during the second quarter of 2020.

As of June 30, 2020, Nine’s cash and cash equivalents were $88.7 million, and the Company had $44.8 million of availability under the revolving credit facility, which remains undrawn, resulting in a total liquidity position of $133.5 million as of June 30, 2020. Availability under the revolving credit facility decreased due to a reduction in accounts receivable and inventory balances.

ABCDE	See end of press release for definitions

Conference Call Information

The call is scheduled for Thursday, August 6, 2020 at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through August 20, 2020 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13697768.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to reduce capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020

Revenues	$52,735	$146,624
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	56,703	126,008
General and administrative expenses	11,284	16,395
Depreciation	8,449	8,541
Amortization of intangibles	4,116	4,169
Impairment of goodwill	—	296,196
(Gain) loss on revaluation of contingent liabilities	910	(426)
Gain on sale of property and equipment	(1,790)	(575)

Loss from operations	(26,937)	(303,684)

Interest expense	9,186	9,828
Interest income	(179)	(371)
Gain on extinguishment of debt	(11,587)	(10,116)

Loss before income taxes	(24,357)	(303,025)
Benefit for income taxes	(186)	(2,125)

Net loss	$(24,171)	$(300,900)
Loss per share
Basic	$(0.81)	$(10.22)
Diluted	$(0.81)	$(10.22)
Weighted average shares outstanding
Basic	29,844,240	29,430,475
Diluted	29,844,240	29,430,475
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$207	$(603)

Total other comprehensive income (loss), net of tax	207	(603)

Total comprehensive loss	$(23,964)	$(301,503)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	June 30, 2020	March 31, 2020

Assets
Current assets
Cash and cash equivalents	$88,678	$90,116
Accounts receivable, net	39,376	92,645
Income taxes receivable	630	810
Inventories, net	59,333	63,113
Prepaid expenses and other current assets	19,291	14,977

Total current assets	207,308	261,661
Property and equipment, net	115,258	121,148
Intangible assets, net	140,706	144,822
Other long-term assets	5,587	7,377

Total assets	$468,859	$535,008

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,114	$28,291
Accrued expenses	16,056	29,098
Current portion of long-term debt	563	—
Current portion of capital lease obligations	1,043	1,019

Total current liabilities	28,776	58,408
Long-term liabilities
Long-term debt	365,632	379,007
Long-term capital lease obligations	1,667	1,937
Other long-term liabilities	2,834	3,805

Total liabilities	398,909	443,157

Stockholders’ equity

Common stock (120,000,000 shares authorized at $.01 par value; 31,652,635 and 30,406,994 shares issued and outstanding at June 30, 2020 and March 31, 2020, respectively)	317	304
Additional paid-in capital	764,382	762,332
Accumulated other comprehensive loss	(4,863)	(5,070)
Accumulated deficit	(689,886)	(665,715)

Total stockholders’ equity	69,950	91,851

Total liabilities and stockholders’ equity	$468,859	$535,008

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020

Cash flows from operating activities
Net loss	$(24,171)	$(300,900)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	8,449	8,541
Amortization of intangibles	4,116	4,169
Amortization of deferred financing costs	710	745
Provision for (recovery of) doubtful accounts	1,741	(288)
Benefit for deferred income taxes	—	(1,588)
Provision for inventory obsolescence	241	271
Impairment of goodwill	—	296,196
Stock-based compensation expense	2,105	3,592
Gain on extinguishment of debt	(11,587)	(10,116)
Gain on sale of property and equipment	(1,790)	(575)
(Gain) loss on revaluation of contingent liabilities	910	(426)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	51,585	4,458
Inventories, net	3,610	(2,651)
Prepaid expenses and other current assets	(4,067)	2,409
Accounts payable and accrued expenses	(32,943)	(3,213)
Income taxes receivable/payable	180	(150)
Other assets and liabilities	2,525	271

Net cash provided by operating activities	1,614	745

Cash flows from investing activities
Proceeds from sales of property and equipment	3,213	892
Proceeds from property and equipment casualty losses	127	428
Purchases of property and equipment	(2,107)	(785)

Net cash provided by investing activities	1,233	535

Cash flows from financing activities
Purchases of Senior Notes	(3,959)	(3,455)
Payments on capital leases	(246)	(240)
Payments of contingent liability	(108)	(98)
Vesting of restricted stock	(42)	(115)

Net cash used in financing activities	(4,355)	(3,908)

Impact of foreign currency exchange on cash	70	(245)

Net decrease in cash and cash equivalents	(1,438)	(2,873)
Cash, cash equivalents and restricted cash
Beginning of period	90,116	92,989

End of period	$88,678	$90,116

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020
Calculation of gross profit (loss)
Revenues	$52,735	$146,624
Cost of revenues (exclusive of depreciation and amortization shown separately below)	56,703	126,008
Depreciation (related to cost of revenues)	7,858	7,943
Amortization of intangibles	4,116	4,169

Gross profit (loss)	$(15,942)	$8,504

Adjusted gross profit (loss) reconciliation
Gross profit (loss)	$(15,942)	$8,504
Depreciation (related to cost of revenues)	7,858	7,943
Amortization of intangibles	4,116	4,169

Adjusted gross profit (loss)	$(3,968)	$20,616

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020
EBITDA reconciliation:
Net loss	$(24,171)	$(300,900)
Interest expense	9,186	9,828
Interest income	(179)	(371)
Depreciation	8,449	8,541
Amortization of intangibles	4,116	4,169
Benefit for income taxes	(186)	(2,125)

EBITDA	$(2,785)	$(280,858)
Impairment of goodwill	—	296,196
Transaction and integration costs	—	146
(Gain) loss on revaluation of contingent liabilities (1)	910	(426)
Gain on extinguishment of debt	(11,587)	(10,116)
Restructuring charges	2,094	2,329
Stock-based compensation expense	2,105	3,592
Gain on sale of property and equipment	(1,790)	(575)
Legal fees and settlements (2)	20	4

Adjusted EBITDA	$(11,033)	$10,292

(1)	Amounts relate to the revaluation of contingent liabilities associated with the Company’s 2018 acquisitions.
(2)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Consolidated
	Three Months Ended	Three Months Ended
	June 30, 2020	March 31, 2020

Net loss	$(24,171)	$(300,900)
Add back:
Impairment of goodwill	—	296,196
Transaction and integration costs	—	146
Interest expense	9,186	9,828
Interest income	(179)	(371)
Restructuring charges	2,094	2,329
Gain on extinguishment of debt	(11,587)	(10,116)
Benefit for deferred income taxes	—	(1,588)

After-tax net operating loss	$(24,657)	$(4,476)

Total capital as of prior period-end:
Total stockholders’ equity	$91,851	$389,877
Total debt	386,171	400,000
Less cash and cash equivalents	(90,116)	(92,989)

Total capital as of prior period-end	$387,906	$696,888

Total capital as of period-end:
Total stockholders’ equity	$69,950	$91,851
Total debt	372,584	386,171
Less: cash and cash equivalents	(88,678)	(90,116)

Total capital as of period-end:	$353,856	$387,906

Average total capital	$370,881	$542,397

ROIC	-27%	-3%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020
Reconciliation of adjusted net income (loss):
Net loss	$(24,171)	$(300,900)
Add back:
Impairment of goodwill (a)	—	296,196
Transaction and integration costs (b)	—	146
Restructuring charges	2,094	2,329
Gain on extinguishment of debt (c)	(11,587)	(10,116)
Less: Tax benefit from add-backs	—	(2,547)

Adjusted net loss	$(33,664)	$(14,892)

Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	29,844,240	29,430,475
Loss per share:
Basic loss per share	$(0.81)	$(10.22)
Adjusted basic loss per share	$(1.13)	$(0.51)

(a)

Impairment charges were driven by sharp declines in global crude oil demand and an economic recession associated with the coronavirus pandemic, as well as sharp declines in oil and natural gas prices associated with international pricing and production disputes.

(b)	Amounts represent transaction and integration costs, including the cost of inventory that was stepped up to fair value during purchase accounting associated with 2018 acquisitions.
(c)	Amounts primarily represent the difference between the repurchase price and the carrying amount of senior notes repurchased during the respective period.

AAdjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) gain on the extinguishment of debt and (vi) tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

CAdjusted Basic Earnings Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

DAdjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.

EReturn on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss or gain on the sale of subsidiaries, (vi) gain on extinguishment of debt, and (vii) the provision or benefit for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in making capital resource allocation decisions and in evaluating business performance.